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                                                                    EXHIBIT 10.4

                              SERVICES AGREEMENT
                              ------------------

         This Services Agreement (the "Agreement") is made as of the __ day of August, 1997 between ALZA Corporation, a Delaware corporation ("ALZA"), and Crescendo Pharmaceuticals Corporation, a Delaware corporation ("Crescendo").


                                   BACKGROUND
                                   ----------

         Crescendo desires that ALZA provide certain services to Crescendo, and ALZA desires to provide such services, on the terms and conditions set forth herein.

         Now, therefore, the parties agree as follows:

         1.   Services.
              --------

              Upon request by Crescendo, ALZA will supply Crescendo with any number of the following services: accounting, legal, stockholder relations and similar management and administrative services, as mutually agreed. Such services will be provided at reasonable times and upon reasonable notice, as mutually agreed.

         2.   Compensation.
              ------------

              Crescendo shall pay ALZA's "Costs" in providing such services, monthly in arrears, within 30 days of the date of ALZA's invoice. ALZA's "Costs", for purposes of this Agreement, shall include reimbursement for (i) ALZA's direct and indirect expenses relating to the services provided hereunder as defined in Schedule A hereto and (ii) the cost of assets purchased for use solely on behalf of Crescendo, the purchase of which is approved by Crescendo.

         3.   Term and Termination.
              --------------------

              The initial term of this Agreement shall commence on the date hereof and shall terminate on December 31, 1997. Thereafter, this Agreement shall automatically be renewed for successive terms of one year each unless written notice of termination is given by the terminating party to the other party at least 30 days in advance of the expiration of any term; provided, however, that in no event shall the renewal term extend past the date that is 180 days after the exercise or expiration of the option granted to ALZA pursuant to Crescendo's Restated Certificate of Incorporation to purchase all but not less than all of the shares of Class A Common Stock of Crescendo. Crescendo may, in its discretion, terminate this Agreement at any time upon 60 days written notice to ALZA. Either party may, in its discretion, terminate this Agreement by written notice to the other party in the event that the other party (a) breaches any material obligations hereunder or under the Technology License Agreement, the Development Agreement or the License Option Agreement, each dated as of the date hereof and between ALZA and Crescendo, or any license granted to ALZA under the License Option Agreement, which breach continues for a period of 60 days after written notice thereof, or (b) enters into any proceeding, whether voluntary or involuntary, in bankruptcy, reorganization or arrangement for the appointment of a receiver or trustee to take possession of such party's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of its creditors.

         4.   Indemnification of ALZA.
              -----------------------

              Crescendo hereby agrees to indemnify, protect and hold ALZA harmless from any and all liabilities, costs or expenses incurred by ALZA as a result of services rendered by it under this Agreement, including, without limitation, lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from ALZA's gross negligence or willful misconduct. ALZA shall give Crescendo prompt notice, in writing, in the manner set forth in
Section 6.7 below, of any claim or demand made against ALZA for which ALZA may be entitled to indemnification under this Section 4.

         5.   Force Majeure.
              -------------

              ALZA shall not be liable for failure or delay in performance of any of its obligations hereunder if such failure or delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, earthquakes, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by ALZA as soon as possible after the removal of the cause of such failure or delay.

         6.   Miscellaneous.
              -------------

              6.1    Waiver, Remedies and Amendment.  Any waiver by either party
                     ------------------------------
hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

              6.2    Assignment.  Neither party may assign its rights and
                     ----------
obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that ALZA may assign such rights and obligations hereunder to an Affiliate of ALZA or any person or entity with which ALZA is merged or consolidated or which acquires all or substantially all of the assets of ALZA.

              6.3    Arbitration.
                     -----------

                     (a) All disputes which may arise under, out of or in connection with this Agreement shall be settled by arbitration conducted in the city of San Francisco, State of California, in accordance with the then existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties hereby agree that service of any notices in the course of such arbitration at their respective addresses as provided for in Section 6.7 of this Agreement shall be valid and sufficient.

                     (b) In any arbitration pursuant to this Section 6.3, the award shall be rendered by a majority of the members of a board of arbitration consisting of three members who shall be appointed by the parties jointly, or if the parties cannot agree as to three arbitrators within 30 days after the commencement of the arbitration proceeding, then one arbitrator shall be appointed by ALZA and one arbitrator shall be appointed by Crescendo within 60 days after the commencement of the arbitration proceeding. The third arbitrator shall be appointed by mutual agreement of such two arbitrators. In the event of failure of the two arbitrators to agree within 75 days after commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. Notwithstanding the foregoing, in the event that any party shall fail to appoint an arbitrator it is required to appoint within the specified time period, such arbitrator and the third arbitrator shall be appointed by the American Arbitration Association in accordance with its then existing rules. For purposes of this Section 6.3, the "commencement of the arbitration proceeding" shall be deemed to be the date upon which a written demand for arbitration is received by the American Arbitration Association from one of the parties.

              6.4    Counterparts.  This Agreement may be executed in any
                     ------------
number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

              6.5    Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the laws of the state of California as applied to residents of that state entering into contracts wholly to be performed in that state.

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              6.6    Headings.  The section headings contained in this Agreement
                     --------
are included for convenience only and form no part of the Agreement between the parties.

              6.7    Notices.  Notices required under this Agreement shall be in
                     -------
writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail and addressed as follows:

              If to ALZA:         ALZA Corporation
                                  950 Page Mill Road
                                  Palo Alto, CA 94304
                                  Facsimile: ______________
                                  Attention:  Senior Vice President and General
                                              Counsel

              If to Crescendo:    Crescendo Pharmaceuticals Corporation
                                  1454 Page Mill Road
                                  Palo Alto, CA 94304
                                  Facsimile: ______________
                                  Attention:  President and Chief Executive
                                              Officer

                     All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 6.7.

              6.8    Severability.  If any provision of this Agreement is held
                     ------------
by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

              6.9    Relationship of the Parties.  For purposes of this
                     ---------------------------
Agreement, Crescendo and ALZA shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute Crescendo and ALZA as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

                                       4
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              6.10   Survival.  The provisions of Sections 1, 4, 6.3, 6.5, 6.7,
                     --------
6.8, 6.9 and this Section 6.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

                     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                  ALZA CORPORATION



                                  By:      ________________________________

                                  Title:   ________________________________



                                  CRESCENDO PHARMACEUTICALS
                                  CORPORATION



                                  By:      ________________________________

                                  Title:   ________________________________

                                       5
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                                  SCHEDULE A

                MANAGEMENT AND ADMINISTRATIVE SERVICES EXPENSES



         DIRECT EXPENSES
         ---------------

                  Direct Salaries*

                  Temporary Help

                  Telephone and Communications

                  Board of Directors and Corporate Consulting

                  Travel and Entertainment

                  Annual Audit and Independent Accounting

                  Equipment Expense

                  Data Processing Services and Expense

                  Corporate Legal Expense

                  Supplies

                  Miscellaneous General Administrative Expenses


         INDIRECT EXPENSES**
         -------------------

                  Management and Administrative Salaries

                  Equipment Depreciation, Rent, Maintenance and Services

                  Corporate Consulting and Temporary Help

                  Legal Expense

                  Facilities Expense

                  Corporate Data Processing Services and Expenses

                  Interest Expense

                  Miscellaneous General and Administrative Overhead



          *Salaries include benefits.

         **Indirect Expenses are billed at a rate of 50% of Direct Salaries.

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